Exhibit 99.2

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141
FOR IMMEDIATE RELEASE	Company Contact
November 8, 2012	Jacqueline E. Burwitz Vice President, Investor Relations 314-985-2169 Jacquelinee.burwitz@energizer.com

Energizer Holdings, Inc. Announces Multi-Year Restructuring Program
Estimated Gross Annualized Pre-Tax Cost Savings of approximately $200 Million

St. Louis —November 8, 2012—Energizer Holdings, Inc. (NYSE: ENR) today announced that its Board of Directors authorized an enterprise-wide restructuring plan and has delegated authority to the company's management to determine the final plan with respect to these initiatives.

Energizer expects to achieve gross annualized pre-tax cost savings of approximately $200 million as a result of this restructuring project. The Company expects that nearly three quarters of the savings will improve profitability, and the remaining portion of the savings will be invested in the business to drive long-term growth. The Company estimates one-time charges associated with achieving these benefits to be approximately 1.25 times gross annualized savings, of which approximately 25% to 30% are estimated to be non-cash charges.

The Company expects that a substantial portion of the actions necessary to achieve the targeted savings should be completed by the end of fiscal 2014 and the total savings are expected to be fully realized in fiscal 2015. A majority of the one-time charges associated with these initiatives are expected to be recorded within the next 12 to 18 months as restructuring costs will likely be incurred ahead of achieving estimated savings (see exhibit - schedule of savings and costs estimates).

These actions are expected to reduce the global workforce by more than 10%, or approximately 1,500 colleagues.

In order to achieve these savings, we are undertaking efforts to:

•	Rationalize and streamline operations facilities in the Household Products Division:

◦	Close Maryville, MO battery manufacturing facility

◦	Close St. Albans, VT battery manufacturing facility

◦	Close Tampoi, Malaysia battery packaging facility

◦	Streamline Asheboro, NC battery manufacturing and packaging facilities

◦	Streamline Walkerton, Canada packaging facility

◦	Streamline lights manufacturing in China

•	Consolidate G&A functional support across the organization;

•	Streamline the Household Products Division product portfolio to enable increased focus on our core battery business;

•	Streamline the marketing organization within our Household Products division;

•	Optimize our go-to-market strategies and organization structures within our international markets;

•	Reduce overhead spending including changes to benefit programs and other targeted spending reductions; and

•	Create a center-led purchasing function to drive procurement savings.

In addition, there are on-going analyses of our international footprint, legal entity structure and global delivery of transactional services to identify and assess additional scale efficiencies. These assessments will be completed in the coming months.

The Company expects these savings will generate increased cash flow and improve key operating metrics, including gross margin and overheads as a percent of sales. In addition, approximately a quarter of the gross savings will be used to increase investment in brand building and innovation to drive future growth, and enable investments in information technology systems to improve capabilities and reduce costs.

"These actions represent significant and necessary changes to our overall cost structure and organization. We have performed a thorough review of our current and future business requirements and have identified the changes that will support our long-term strategies to maximize cash flow in Household Products, enable continued growth in Personal Care and drive shareholder value," said Ward Klein, Chief Executive Officer. "We believe that these changes enhance Energizer's ability to continue to compete effectively in the personal care and household products categories. We have redesigned our short term and long term compensation structures to align the organization to achieve the targeted savings, increase return on invested capital and improve shareholder returns. We are fully committed to achieving targeted savings and will pursue these initiatives with urgency and focus.

“Finally, in support of this effort, we have created the position of Vice President, Global Business Transformation and have named Brian Hamm, our current Vice President of Finance, Household Products, to this role. Brian will report directly to me and will oversee the successful execution of this multi-year program. We will provide regular updates on the progress of these initiatives in future communications."

The exhibit below reflects the Company's initial estimate of the amount of gross savings that may be achieved during this multi-year restructuring initiative, by line item, as presented in the statement of earnings. While actual amounts may vary, these estimates are included to provide additional insight into the potential impact of the restructuring program on certain key metrics that analysts and investors believe are valuable in their analysis of Company performance. The breakdown of the estimated restructuring charges between cash and non-cash is also an initial estimate and is provided as insight into the potential cash flow impact of the multi-year restructuring program.

Exhibit
($ in millions)
Estimated Amounts
Gross Margin Savings (on-going)	$110.0
Overhead Savings (SG&A; A&P; R&D) (on-going)	90.0
Gross Savings (on-going)	$200.0
Investment Spending (on-going)	(50.0)
Pre-Tax Savings (on-going)	$150.0

Estimated Restructuring Charge	$(250.0)
- Cash	(175.0)
- Non-Cash	(75.0)

Incremental Capital Expenditures (primarily IT)	$50.0

Forward Looking Statements. This press release contains forward-looking statements including without limitation those regarding Energizer's future business outlook, potential cost savings and the timing of any such savings, costs to achieve such savings, future investment in the business, actions required to obtain the savings detailed, the impact of cost savings on financial metrics, future earnings, future earnings per share, changes to operating metrics, business strategy, the timing or amount of capital expenditures, compensation practices and the timing of future announcements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "likely," "will," "should" or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	Energizer's ability to timely implement its strategic initiatives in a manner that will positively impact our financial condition and results of operations;

•	The impact of strategic initiatives on Energizer's relationships with its employees, its major customers and vendors;

•	Energizer's ability to improve operations and realize cost savings;

•	General market and economic conditions;

•	The success of new products and the ability to continually develop new products;

•	Energizer's ability to predict consumption trends with respect to the overall battery category and Energizer's other businesses;

•	Energizer's ability to continue planned advertising and other promotional spending;

•	The impact of raw material and other commodity costs;

•	The impact of foreign currency exchange rates and offsetting hedges on Energizer's profitability for the year with any degree of certainty;

•	The impacts of interest and principal repayment from our debt;

•	The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities;

•	Local currency movements.

The list of factors above is illustrative, but by no means exhaustive. In addition, estimates provided in this press release are preliminary and could change as the assessment develops, new information is obtained and the implementation progresses. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents; including its annual report on Form 10-K for the year ended September 30, 2011as supplemented by the Current Report filed on Form 8-K on December 15, 2011. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About Energizer:

Energizer Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer goods company operating globally in the broad categories of personal care and household products. Energizer's Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories. Our portfolio includes well established brand names such as Schick(R) and Wilkinson Sword(R) men's and women's shaving systems and disposables; Edge(R) and Skintimate(R) shave preparations; Playtex(R) tampons, gloves and infant feeding products; Banana Boat(R) and Hawaiian Tropic(R) sun care products and Wet Ones(R) moist wipes. Energizer's Household Products Division offers consumers the broadest range of portable power solutions, anchored by our universally recognized Energizer(R) and Eveready(R) brands.